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                                                                     EXHIBIT 5.1

                               [WSGR LETTERHEAD]


                                 July 22, 1999

Tut Systems, Inc.
2459 Estand Way
Pleasant Hill, CA

     Re:       Registration Statement on Form S-8/S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8/S-3 (the "Registration Statement") to be filed by Tut Systems, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about July 22, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,180,820 shares of your Common Stock, $.001 par value (the "Shares"), outstanding or reserved for issuance pursuant to the 1992 Stock Plan, 1998 Stock Plan and 1998 Employee Stock Purchase Plan (the "Plans") plus 40,000 shares (the "Resale Shares") to be sold by certain stockholders listed in the Registration Statement (the "Selling Stockholders").

     As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plans. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans and the sale of the Resale Shares pursuant to the Registration Statement, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares and Resale Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                       Sincerely,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati